EXHIBIT 99.1

FOR IMMEDIATE RELEASE

April 6, 2006

Huron Consulting Group Acquires Assets of Galt & Company

CHICAGO – April 6, 2006 – Huron Consulting Group Inc. (NASDAQ:HURN), a leading provider of financial and operational consulting services, today announced the acquisition of the assets of Galt & Company. Galt is a specialized advisory firm that designs and implements corporate-wide programs to improve shareholder returns. The partners of Galt & Company have been associated with some of the more notable corporate revitalizations in recent years, including those at Gillette and Alcan.

“Galt & Company provides a unique set of capabilities that complements Huron’s other client offerings,” said Gary Holdren, chairman and chief executive officer, Huron Consulting Group. “By combining forces, we will expand our value to the office of the CEO and boards of Fortune 500 companies.”

M. Scott Gillis, managing partner and co-founder, Galt & Company said, “Huron’s operational improvement capabilities and deeply rooted understanding of business economics are an ideal complement to our practice. We now have an unmatched ability to focus our client strategies, resources and operations on improving profitable growth and delivering superior performance in both the customer and capital markets.”

Galt & Company has offices in New York and Chicago. The senior partner team of Scott Gillis, Joe Shalleck, Lee Mergy and Larry Jones, along with approximately 25 other experienced members of Galt & Company will be joining Huron.

Under the terms of the purchase agreement, Huron has acquired Galt & Company for approximately $20 million. Additional consideration is payable if specific performance targets are met over a four-year period. Galt & Company has unaudited 2005 calendar year revenues of approximately $17 million. For reporting purposes, Galt & Company’s business will be included in Huron’s Operational Consulting segment.

Huron expects that the acquisition will be accretive to 2006 EBITDA and will provide guidance updates when it releases results for the first quarter of 2006.

About Huron Consulting Group

Huron Consulting Group helps clients effectively address complex challenges that arise from litigation, disputes, investigations, regulation, financial distress, and other sources of significant conflict or change. We also help clients improve the overall efficiency and effectiveness of their operations, reduce costs, manage regulatory compliance, and maximize procurement efficiency. Huron provides services to a wide variety of both financially sound and distressed organizations, including Fortune 500 companies, medium-sized businesses, leading academic institutions, healthcare organizations, and the law firms that represent these various organizations. Learn more at www.huronconsultinggroup.com.

Statements in this press release, which are not historical in nature and concern Huron Consulting Group’s current expectations about the company’s reported results for 2005 and future results in 2006 are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” or “continue.” These forward-looking statements reflect our current expectation about our future results, performance or achievements, including without limitation, that our business continues to grow at the current expectations with respect to, among other factors, utilization and billing rates and number of consultants; that we are able to expand our service offerings through our existing consultants and new hires; and that existing market conditions do not change from current expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Therefore you should not place undue reliance on these forward-looking statements. Please see “Risk Factors” in our Form 10-K and in other documents we file with the Securities and Exchange Commission for a complete description of the material risks we face.

Media Contact:

Jennifer Frost Hennagir

312-880-3260

jfrost-hennagir@huronconsultinggroup.com

Investor Contact:

Gary L. Burge, Chief Financial Officer

312-583-8722

garyburge@huronconsultinggroup.com

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